Exhibit 99.1

Salamon Group Board of Directors Announces the Nomination of Two New Directors

LAS VEGAS, Jan. 25, 2011 -- On January 25, 2011, Charles L Bryant and Jack Deliddo were appointed as directors of Salamon Group, Inc. (OTCBB:SLMU - News) (the “Company”), by the Company’s Board of Directors.

Charles L. Bryant Jr., Director

After graduating with honors from California State University, Stanislaus in 1977, Chuck founded CL Bryant, Inc., wholesale petroleum distributors. With a team of 6 employees, they had sales of more than $4 million in the first year. Over the next 25 years, CL Bryant established itself as one of the top-producing petroleum distributors in the country, buying out many competitors and building branch operations throughout Central California. It became the number one seller of Unocal 76 lubricants in the United States and the nation’s top seller of Union 76 NASCAR racing gasoline which was marketed and delivered over 7 western states. CL Bryant received numerous awards for fast growth and top sales. By 2006, Chuck had grown the business to 150 employees and over $250 million in sales. He sold the business in May of 2006 to pursue other interests. He is currently involved in multiple business start-ups, helping others fulfill their dreams of impacting their world. He has served since October 2005 as Executive Director of the Pinnacle Forum, Modesto.

Jack DeLiddo, Vice President Industrial Installations, Director

Jack DeLiddo is a pioneer in the solar community. He is the founder of Rooftop Energy, now a wholly owned subsidiary of Sunlogics, a company that specializes in roof mounted photovoltaic systems operated on large commercial spaces. Mr. DeLiddo has successfully marketed an exclusive lease program that combines patented roofing protection and renewable energy generation; a unique combination that provides worry-free building envelope protection. Mr. DeLiddo has cultivated a relationship with GM through his former company DEERS. DEERS developed in cooperation with GM the Velcro® attachment system for applying solar PV panels to large commercial roof surfaces. Rooftop Energy completed the world’s largest rooftop solar photovoltaic power installation to GM’s car assembly plant located in Figueruelas, Zaragoza, Spain. The Zaragoza installation covers about 2 million sq. feet of roof at the plant with about 85,000 solar panels. The Zaragoza installation can generate about 12 megawatt (mw) of power. Rooftop Energy and General Motors together are developing GM’s world-wide “Solar Renewable Energy Initiative”. Rooftop Energy has been contracted and commissioned to develop and build solar projects for all qualifying GM facilities in the US, Canada, Mexico and Germany.

The appointments are not yet effective and are subject to all requisite actions, including the filing of an Information Statement Pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder.

About Salamon Group Inc.

Salamon Group Inc. is a publicly traded independent "green" energy company with headquarters and operations in Modesto California and an office in Kelowna, BC, Canada. The Company has recently enhanced its business model to include the funding of solar power generating plants, with particular emphasis on the General Motors solar energy projects to be constructed by Sunlogics Inc. and Sunlogics Inc. future solar rooftop and ground mount installations in Ontario, Canada.

This release may contain forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as "expects," "plans," "estimates," "intends," "believes," "could," "might," "will" or variations of such words and phrases. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Salamon Group Inc. to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties which are described under the caption "Note Regarding Forward-looking Statements" and "Key Information - Risk Factors" and elsewhere in Salamon Group Inc.'s Annual Report for the fiscal year ended December 31, 2009 as filed on EDGAR at www.sec.gov. The risk factors identified in Salamon Group Inc. Annual Report are not intended to represent a complete list of factors that could affect Salamon Group Inc. Accordingly, readers should not place undue reliance on forward-looking statements. Salamon Group Inc. does not assume any obligation to update the forward-looking information contained in this press release.

CONTACT:	Salamon Group Inc.
Michael Matvieshen, CEO
778-753-5675
invest@sunlogics.com